UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

SONOCO PRODUCTS COMPANY
 Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modifications to Rights of Security Holders.
The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a)    On April 21, 2021 at the Annual Meeting of Shareholders, upon recommendation and approval of the Board of Directors of Sonoco Products Company, the Company’s shareholders voted to approve, as set forth in Item 5.07, amendments to section 6(g) of the Company’s Articles of Incorporation to grant shareholders the right to call Special Meetings upon meeting certain criteria as set forth in the Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation has been submitted for acceptance to the State of South Carolina.

On April 21, 2021, in connection with the approval of the Amended and Restated Articles of Incorporation, the Board of Directors of Sonoco Products Company approved conforming amendments to Article II, Section 3(b) of the Company's By-Laws to provide that special meetings of shareholders also may be called at the request of shareholders as set forth in the Articles of Incorporation.

The foregoing descriptions of the amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws do not purport to be complete and are qualified in their entirety by the full texts of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders
The Company's annual meeting of shareholders was held on April 21, 2021. The following matters, as described more fully in the Company's Proxy Statement, were voted on by the shareholders at this meeting:
(1)     Election of Directors. The following directors were elected:

			VOTES
	Term	For	Withheld	Broker Non-Votes
R. Howard Coker	1 year	80,446,409	847,833	10,819,939
Dr. Pamela L. Davies	1 year	79,157,355	2,136,887	10,819,939
Theresa J. Drew	1 year	80,808,408	485,834	10,819,939
John R. Haley	1 year	80,347,192	947,050	10,819,939
Philippe Guillemot	1 year	80,846,770	447,472	10,819,939
Robert R. Hill, Jr.	1 year	80,865,719	428,523	10,819,939
Eleni Istavridis	1 year	80,898,711	395,531	10,819,939
Blythe J. McGarvie	1 year	80,808,555	485,687	10,819,939
Richard G. Kyle	1 year	80,712,550	581,692	10,819,939
James M. Micali	1 year	78,498,650	2,795,592	10,819,939
Sundaram Nagarajan	1 year	80,722,439	571,803	10,819,939
Marc D. Oken	1 year	78,804,975	2,489,267	10,819,939
Thomas E. Whiddon	1 year	79,030,076	2,264,166	10,819,939
Lloyd M. Yates	1 year	80,422,836	871,406	10,819,939

(2)     Ratification of Independent Registered Public Accounting Firm. The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 was approved. The shareholders voted 90,102,870 for and 1,925,938 against ratification, with 85,373 votes abstaining and no broker non-votes.
(3)     Advisory (Non-binding) Resolution to Approve Executive Compensation. The advisory (non-binding) shareholder resolution on Executive Compensation received 77,951,595 votes for and 3,143,505 votes against the resolution, with 199,142 votes abstaining and 10,819,939 broker non-votes.
(4)     Board of Directors' Proposal to Amend the Articles of Incorporation to Give Shareholders the Right to Request That the Company Call a Special Meeting of Shareholders. The proposal to amend the Articles of Incorporation to give shareholders the right to request that the company call a special meeting of shareholders was approved. The shareholders voted 80,053,071 for and 1,114,018 against the resolution, with 127,153 votes abstaining and 10,819,939 broker non-votes.
(5)     Advisory (Non-binding) Shareholder Proposal Regarding a Majority Voting Standard for the Election of Directors. The advisory (non-binding) shareholder proposal regarding a majority voting standard for the election of directors received 49,449,354 votes for and 31,298,786 votes against the resolution, with 546,101 votes abstaining and 10,819,939 broker non-votes.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibit 3.1 - Restated Articles of Incorporation, as amended through April 21, 2021

Exhibit 3.2 - By-Laws of Sonoco Products Company, as amended April 21, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 26, 2021	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer